                                                       605 Third Avenue
                                                       New York, NY 10158
                                                       (212) 850-6000


John Wiley & Sons, Inc.                                Bradford Wiley II
                                                       Chairman of the Board



                                                       August 10, 1995

To the Shareholders:

     You are cordially invited to attend the 1995 Annual Meeting of Shareholders to be held Thursday, September 21, 1995 at 10 o'clock in the morning, at the Shelburne Murray Hill Hotel, Grand Ballroom, 303 Lexington Avenue at 37th Street, New York, New York. The official Notice of Meeting, Proxy Statement, and separate forms of proxy for Class A and Class B Shareholders are enclosed with this letter. The matters listed in the Notice of Meeting are described in the attached Proxy Statement.

       The Board of Directors welcomes and appreciates the interest of shareholders in the Company's affairs, and encourages those entitled to vote at this annual meeting to take the time to do so. We hope you will attend the meeting, but, whether or not you expect to be personally present, please sign, date and promptly return the enclosed proxy card (or, if you own two classes of shares, both proxy cards) in the accompanying post-paid envelope. This will assure that your shares are represented at the meeting. Even though you execute this proxy, you may revoke it at any time before it is voted. If you attend the meeting you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card.

     Your cooperation and prompt attention to this matter will be appreciated.

                                   Sincerely,

                                   /s/ Bradford Wiley II
                                   Chairman of the Board

 John Wiley & Sons, Inc., 605 Third Avenue, New York, NY 10158   (212) 850-6000

                            NOTICE OF ANNUAL MEETING
                                   of Shareholders
                                   to be held
                                   September 21, 1995

To the Shareholders:

      The Annual Meeting of Shareholders of John Wiley & Sons, Inc. (the "Company") will be held at the Shelburne Murray Hill Hotel, Grand Ballroom, 303 Lexington Avenue at 37th Street, New York, New York, on Thursday, September 21, 1995 at 10:00 A.M., for the following purposes:]

     1. To elect a board of fourteen (14) directors, of whom five (5) are to be elected by the holders of Class A Common Stock voting as a class and nine (9) are to be elected by the holders of Class B Common Stock voting as a class.

      2. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to authorize 30,000,000 shares of Class A Common Stock and 12,000,000 shares of Class B Common Stock, as described more fully in the attached Proxy Statement.

      3. To consider and act upon a proposal to amend the Company's 1990 Director Stock Plan, described in the attached Proxy Statement.

      4. To ratify the appointment by the Board of Directors of the Company's independent public accountants for the fiscal year ending April 30, 1996.

     5. To transact such other business as may properly come before the meeting or any adjournments thereof.

      Shareholders of record at the close of business on August 3, 1995 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                        By Order of the Board of Directors

                                        Josephine A. Bacchi
                                        Secretary
August 10, 1995
New York, New York


      Whether or not you plan to be present at the Annual Meeting, please mark, sign, date and return promptly the accompanying proxy (OR PROXIES IF YOU ARE A HOLDER OF BOTH CLASSES OF COMMON STOCK) in the enclosed envelope to which no postage need be affixed if mailed in the United States. If you attend the Annual Meeting in person, you may withdraw your proxy or proxies and vote your shares personally.

PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of John Wiley & Sons, Inc. (the "Company") of proxies to be used at the Annual Meeting of Shareholders to be held on September 21, 1995 at the time, place, and for the purposes set forth in the accompanying Notice of Meeting and at any and all adjournments thereof. This Proxy Statement and accompanying forms of proxy relating to each class of Common Stock, together with the Company's Annual Report to Shareholders for the fiscal year ended April 30, 1995 ("fiscal 1995"), are being first sent or given to shareholders on August 10, 1995.

     Since many of our shareholders are unable to attend the Annual Meeting, the Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If no choices are specified, the shares represented by that proxy card will be voted as recommended by the Board of Directors. However, if a shareholder does not return a signed proxy card, his or her shares will not be voted by the proxies. The proxy card, if properly executed and returned, also confers discretionary authority on the proxies to vote the shares represented by the proxy on any other matter that is properly presented for action at the Annual Meeting. Any shareholder giving a proxy has the right to revoke it at any time before it is exercised by giving notice in writing to the Secretary of the Company, by delivering a duly executed proxy bearing a later date to the Secretary prior to the Annual Meeting of Shareholders, or by attending the Annual Meeting and voting in person. attendance at the annual meeting will not in and of itself constitute revocation of a proxy.

     The executive offices of the Company are at 605 Third Avenue, New York, New York 10158.

I. VOTING SECURITIES -- RECORD DATE -- PRINCIPAL HOLDERS

      Only shareholders of record at the close of business on August 3, 1995 are entitled to vote at the Annual Meeting of Shareholders on the matters that may come before the Annual Meeting.

      At the close of business on August 3, 1995, there were 6,398,568 shares of Class A Common Stock, par value $1.00 per share (the "Class A Stock"), and 1,645,350 shares of Class B Common Stock, par value $1.00 per share (the "Class B Stock"), issued and outstanding and entitled to vote, except for 7,093 shares of Class A Stock which are restricted shares and may not be voted until restrictions lapse (see Summary Compensation Table on page 13). In addition, there were 1,703,958 shares of Class A Stock and 435,512 shares of Class B Stock held as treasury shares which are neither voted nor counted as outstanding. There were no shares of Preferred Stock issued and outstanding at the close of business on August 3, 1995.

     The holders of Class A Stock, voting as a class, are entitled to elect five
(5) directors, and the holders of Class B Stock, voting as a class, are entitled to elect nine (9) directors. Each outstanding share of Class A and Class B Stock is entitled to one vote for each Class A or Class B director, respectively. The presence in person or by proxy of a majority of the outstanding shares of Class A or Class B Stock entitled to vote for directors designated as Class A or Class B directors, as the case may be, will constitute a quorum for the purpose of voting to elect that class of directors. The holders of the Class A and Class B Stock vote together as a single class on all other business that properly comes before the Annual Meeting, with each outstanding share of Class A Stock entitled to one-tenth (1/10) of one vote and each outstanding share of Class B Stock entitled to one vote upon such other business as may come before the Annual Meeting.

      The following table and footnotes set forth, at the close of business on August 3, 1995, information concerning each person owning of record, or known to the Company to own beneficially, or who might be deemed to own, 5% or more of its outstanding shares of Class A or Class B Stock. The table below was prepared from the records of the Company and from information furnished to it.

--------------------------------------------------------------------------------
                                    Class of       Common Stock      Percent of
       Name and Address              Stock      Owned Beneficially     Class
--------------------------------------------------------------------------------
Peter Booth Wiley                       B             530,078         32.22%
W. Bradford Wiley,
Bradford Wiley II and
Deborah E. Wiley as Trustees
under the Will of Edward P. Hamilton
  605 Third Avenue
  New York, New York(1)
W. Bradford Wiley                       A              13,710          0.21%
and Deborah E. Wiley as                 B             106,420          6.47%
Trustees under the
Elizabeth W. Hamilton Trust
  605 Third Avenue
  New York, New York(2)
W. Bradford Wiley                       A             326,614          5.11%
  605 Third Avenue                      B             242,874         14.76%
  New York, New York(3)(4)(5)(6)(7)(8)
Deborah E. Wiley                        A              63,840          1.00%
  1125 Park Avenue                      B              73,284          4.45%
  New York, New York(4)(5)(8)(9)
Peter Booth Wiley                       A              57,152          0.90%
  250 Mullen Avenue                     B              36,524          2.22%
  San Francisco, California(6)
Bradford Wiley II                       A              54,854          0.86%
  60 Sutton Place South                 B              36,690          2.23%
  New York, New York(7)
The Bass Management Trust               A             702,966         11.00%
and Certain Other Persons               B                 200              _
and Entities
  201 Main Street
  Fort Worth, Texas(10)
Theodore L. Cross and Certain           A             301,338          4.71%
Other Persons and Entities              B             156,494          9.51%
  200 West 57th Street
  New York, New York(11)
--------------------------------------------------------------------------------

(1) These shares are not included in the listings of shares separately owned by Peter Booth Wiley, W. Bradford Wiley, Bradford Wiley II or Deborah E. Wiley.
(2)  These shares are not included in the listings of shares separately owned by
     W. Bradford Wiley or Deborah E. Wiley.
(3) Included in W. Bradford Wiley's totals are 100,640 shares of Class A Stock and 67,094 shares of Class B Stock held by a trust for the benefit of W. Bradford Wiley, of which Mr. Wiley and Morgan Guaranty Trust Company of New York are co-trustees.
(4) W. Bradford Wiley and Deborah E. Wiley, as co-trustees, share voting and/or investment power with respect to 54,690 shares of Class B Stock under the Edward P. Hamilton Trust. For purposes of this table, each is shown as the owner of one-half of such shares.
(5) W. Bradford Wiley and Deborah E. Wiley, as co-trustees, share voting and/or investment power with respect to 109,392 shares of Class A Stock and 72,928 shares of Class B Stock under a trust for the benefit of Bradford Wiley II. For purposes of this table, each is shown as the owner of one-half of such shares.

                                        2

(6) W. Bradford Wiley and Peter Booth Wiley, as co-trustees, share voting and/or investment power with respect to 109,392 shares of Class A Stock and 72,928 shares of Class B Stock under a trust for the benefit of Deborah E. Wiley. For purposes of this table, each is shown as the owner of one-half of such shares.
(7) W. Bradford Wiley and Bradford Wiley II, as co-trustees, share voting and/or investment power with respect to 109,392 shares of Class A Stock and 72,928 shares of Class B Stock under a trust for the benefit of Peter Booth Wiley. For purposes of this table, each is shown as the owner of one-half of such shares.
(8) W. Bradford Wiley and Deborah E. Wiley, as co-trustees, share voting and/or investment power with respect to 6,884 shares of Class A Stock and 4,590 shares of Class B Stock under the Trust of Esther B. Wiley. For purposes of this table, each is shown as the owner of one-half of such shares.
(9) Includes 226 shares of Class A Stock which Deborah E. Wiley has the option to purchase under an option granted under the Company's 1987 Incentive Stock Option and Performance Stock Plan.
(10) On the basis of filings with the Securities and Exchange Commission pursuant to Rule 13-D of the Securities Exchange Act of 1934, includes The Bass Management Trust, Perry R. Bass, Nancy L. Bass, Lee M. Bass, and certain other persons.
(11) On the basis of filings with the Securities and Exchange Commission pursuant to Rule 13-D of the Securities Exchange Act of 1934, includes Theodore L. Cross, Mary S. Cross, Amanda B. Cross, Lisa W. Pownall-Gray, and the Louisville Charitable Remainder Unit Trust.

      In addition, on the basis of filings with the Securities and Exchange Commission, including filings pursuant to Rule 13f-1 of the Securities Exchange Act of 1934, and other information deemed reliable by the Company, the following table sets forth information concerning other beneficial owners of 5% or more of the Company's Class A Stock. All information set forth is as of August 3, 1995.

-------------------------------------------------------------------------------
                                               Total Shares
                                               Beneficially        Percent of
Name and Address                                  Owned             Class A
-------------------------------------------------------------------------------
GeoCapital Corporation                        694,300              10.86%
  New York, NY
  Investment Manager

United States Trust Company of                 654,875             10.25%
New York
  New York, NY
  Investment Manager

Pioneering Management Corporation              436,800             6.83%
  Boston, MA
  Investment Manager

Warburg Pincus Counsellors Inc.                423,000             6.62%
  New York, NY
  Investment Manager
-------------------------------------------------------------------------------

II.  ELECTION OF DIRECTORS

      Fourteen (14) directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless contrary instructions are indicated or the proxy is previously revoked, it is the intention of management to vote proxies received for the election of the persons named below as directors. Directors of each class are elected by a plurality of votes cast by that class. If you do not wish your shares to be voted for particular nominees, please so indicate in the space provided on the proxy card. The Holders of Class A Stock are entitled to elect 30% of the entire board. As a consequence, five (5) Directors will be elected by class vote of the holders of Class A stock. The Holders of Class B Stock are entitled to elect nine (9) Directors.

      All the nominees are currently directors of the Company. All were elected to their present terms of office at the Annual Meeting of Shareholders held in September 1994. Except as otherwise indicated, all of the nominees have been engaged in their present principal occupations or in executive capacities with the same employers for more than the past five years. Nils A. Kindwall, a director since 1974, is retiring in accordance with the Company's By-Laws, which provide for mandatory retirement at age 70 except in special circumstances. John
J. Cullinane, a director since 1994, resigned effective June 2, 1995 citing the pressure of other business commitments.

      The persons named on the proxy cards (Bradford Wiley II, Charles R. Ellis and Josephine A. Bacchi) have agreed to represent shareholders submitting properly executed proxy cards and to vote for the election of the nominees listed herein, unless otherwise directed by the authority granted or withheld on the proxy cards. Although the Board of Directors has no reason to believe that any of the persons named below as nominees will be unable or decline to serve, if any such person is unable or declines to serve, the persons named in the accompanying proxy card may vote for another person at their discretion.

               Directors to be Elected by Class A Shareholders
               ----------------------------------------------------------------

[DESCRIPTION]Photo of Franklin E. Agnew

               Franklin E. Agnew, a director since 1989, has been a Business Consultant since 1986. He was previously Trustee (in Bankruptcy), Sharon Steel from 1989 to 1990. He is a Director of Bausch & Lomb, Inc., and a Director of Prudential Insurance Company. Age 61.

[DESCRIPTION]Photo of Larry Franklin

               Larry Franklin, a director since 1994, is President, Chief Executive Officer and Director of Harte-Hanks Communications, Inc. He is a Member of the Board of Governors of Newspaper Association of America; a Director of San Antonio Economic Development Foundation; a Director of United Way of San Antonio and Bexar County; and a Director of Texas Research League. Age 53.

[DESCRIPTION]Photo of John S. Herrington

               John S. Herrington, a director since 1994, is a Businessman/Attorney. He was Chairman of the Board of Harcourt Brace Jovanovich (a publishing company) from 1989 to 1991; former U.S. Secretary of Energy from 1985 to 1989; and is a Director of Mesa Petroleum Company. Age 55.

[DESCRIPTION]Photo of Chester O. Macey

               Chester O. Macey, a director since 1994, is Executive Vice President and General Manager, Steering, Suspension & Engine Group, TRW Inc. He is past Chairman of the Canadian Automotive Parts Manufacturers Association; a Director of Motor and Equipment Manufacturers Association/Japan Automobile Manufacturers Association; and a Member of Society of Automotive Engineers. Age 57.

[DESCRIPTION]Photo of Thomas M. Taylor

               Thomas M. Taylor, a director since 1994, has been President of Thomas M. Taylor & Co. (an investment entity affiliated with the Bass Management Trust) since 1985. He is Chairman of the Board of La Quinta Inns, Inc., and a Director of TPI Enterprises, Inc. Age 52.

               Directors to be Elected by Class B Shareholders
               -----------------------------------------------------------------

[DESCRIPTION]Photo of Warren J. Baker

               Warren J. Baker, a director since 1993, has been President, California Polytechnic State University since 1979 and was a Member of the National Science Board from 1985 to 1994. He is a Trustee of Amigos of E.A.R.T.H. College; a Member of California
               Council on Science and Technology; a Member of the California Business-Higher Education Forum; and a Member of the Environmental Technology Advisory Council. Age 57.

[DESCRIPTION]Photo of Charles R. Ellis

               Charles R. Ellis, a director since 1990, has been President and Chief Executive Officer of the Company since June 1990. He was previously Executive Vice President and President of the Company's Publishing Group since June 1989, and was previously Senior Vice President since February 1988. He was President of Elsevier Science Publishing from 1981 to 1988. He is President of the Board of Trustees of Princeton University Press; a Member of the Executive Committee of the International Publishers Association; and was a Member of the Board of Directors of the Association of American Publishers until March 1995. Age 60.

[DESCRIPTION]Photo of H. Allen Fernald

               H. Allen Fernald, a director since 1979, is President and Chief Executive Officer of Down East Enterprise, Inc. (magazine and book publisher). He has been Co-Chairman and Treasurer of Global Information, Inc. (magazine publisher) since April 1987, and is a Director of Maine Community Foundation; Chairman of the University of Maine Development Council; a Director of United Publishing, Inc.; and a Director of the University of Maine Press. Age 63.

[DESCRIPTION]Photo of Gary J. Fernandes

               Gary J. Fernandes, a director since 1989, has been Senior Vice President and Director, Electronic Data Systems since 1981. He is a Director of Westcott Communications; a Director of Southland Corporation; a Member of the East Texas State University Foundation Board; a Director of Amtech Corporation; and a Member of the Board of Governors of Boys & Girls Clubs of America. Age 52.

[DESCRIPTION]Photo of William R. Sutherland

               William R. Sutherland, a director since 1987, is Vice President, Sun Microsystems, Inc. and has been the Director of Sun Microsystems Laboratories since July 1993. He was previously Deputy Director since March 1991, and was Vice President and Treasurer, Sutherland Sproull & Associates, Inc. (information and technology consulting firm). He is a partner in Advanced Technology Ventures II, a venture capital firm, and a former Director of Newmarket Venture Capital, PLC. Age 59.

               Directors to be Elected by Class B Shareholders
               -----------------------------------------------------------------

[DESCRIPTION]Photo of Leo J. Thomas

               Leo J. Thomas, a director since 1988, has been Executive Vice President of Eastman Kodak Company since 1994 and a Director of Eastman Kodak Company since May 1992. He was previously Group Vice President and General Manager of Health Group from September 1989 to September 1991, and Group Vice President, President of Imaging from September 1991 to August 1994. He is a Director of Frontier Corporation. Age 58.

[DESCRIPTION]Photo of Bradford Wiley II

               Bradford Wiley II, a director since 1979, has been Chairman of the Board since January 1993, and Editor in the College Division since April 1989. He was previously a newspaper journalist, viticulturist and winery manager. Age 54.

[DESCRIPTION]Photo of Deborah E. Wiley

               Deborah E. Wiley, a director since 1979, has been Vice President since July 1994, and Director of Corporate Communications. She was previously Vice Chairman of the Board from 1986 to 1994. She is a Trustee of Caedmon School; a Trustee of Aloha Foundation; a Trustee Emerita of Colgate University; a Trustee of Pine Manor College; and a Member of Free Expression Project, Human Rights Watch. Age 49.

[DESCRIPTION]Photo of Peter Booth Wiley

               Peter Booth Wiley, a director since 1984, is an author, journalist and owner of Points West (newspaper articles). He is a Member of the Board of San Francisco Bay Area Book Council; and a Member of the Board of Synergy School. Age 52.

BENEFICIAL OWNERSHIP OF MANAGEMENT

      Set forth below are the shares of the Company's Class A and Class B Stock beneficially owned by the directors, and also executive officers named in the Summary Compensation Table on page 13 as of August 3, 1995.

--------------------------------------------------------------------------------
                         Shares of
                        Class A and         Additional
                       Class B Stock          Shares                   Percent
                        Beneficially       Beneficially                   of
                          Owned(1)           Owned(2)       Totals     Class(1)
--------------------------------------------------------------------------------

Franklin E. Agnew         A   7,947                        A   7,947     0.12%
                          B       _                        B       _         _
Warren J. Baker           A     372                        A     372         _
                          B       _                        B       _         _
Charles R. Ellis(3)(4)    A  52,215         A   38,206     A  90,421     1.41%
                          B       _         B        _     B       _         _
H. Allen Fernald          A   3,406                        A   3,406         _
                          B     680                        B     680         _
Gary J. Fernandes         A   2,137                        A   2,137         _
                          B       _                        B       _         _
Larry Franklin            A     500                        A     500         _
                          B       _                        B       _         _
John S. Herrington        A       _                        A       _         _
                          B       _                        B       _         _
Nils A. Kindwall          A  15,905         A        _     A  15,905     0.25%
                          B     600         B        _     B     600         _
Stephen A. Kippur(3)(4)   A  26,133         A   21,081     A  47,214     0.74%
                          B       _         B        _     B       _         _
Chester O. Macey          A       _                        A       _         _
                          B       _                        B       _
William J. Pesce(3)(4)    A  24,892         A    9,130     A  34,022     0.53%
                          B       _         B        _     B       _         _
Richard S. Rudick(3)      A  14,091         A   32,579     A  46,670     0.77%
                          B   7,072         B        _     B   7,072     0.43%
William R. Sutherland     A   1,954                        A   1,954         _
                          B       _                        B       _         _
Thomas M. Taylor          A       _                        A       _         _
                          B       _                        B       _         _
Leo J. Thomas             A   5,232                        A   5,232         _
                          B     400                        B     400         _
Robert D. Wilder(3)(4)    A  25,687         A   25,357     A  51,044     0.80%
                          B     800         B        _     B     800         _
Bradford Wiley II
(5)(6)(9)                 A  54,854                        A  54,854     0.86%
                          B 169,209                        B 169,209    10.30%
Deborah E. Wiley
(5)(6)(7)(10)             A  70,469         A      226     A  70,695     1.11%
                          B 259,013         B        _     B 259,013    15.74%
Peter Booth Wiley
(5)(6)(8)                 A  57,152                        A  57,152     0.90%
                          B 169,043                        B 169,043    10.30%
--------------------------------------------------------------------------------

(1) All directors, nominees and executive officers as a group (includes 22 persons) own 525,575 and 606,717 shares of Class A and B Stock, including exercisable options and restricted shares awarded to certain executive officers, (see Executive Employment Agreements, page 15). This represents 13.83% of the Common Stock of the Company and 28.64% of the voting power represented by all such shares, excluding restricted shares which may not be voted until vested. In the table, percent of class was calculated on the basis of shares beneficially owned (including exercisable options), compared with shares issued and outstanding plus shares which might be issued pursuant to the exercise of such options. This table is based on the information provided by the individual nominees.

                                        8

(2) Options exercisable under the Company's stock option plans which may be acquired on or before October 2, 1995.
(3) Includes Class A shares of restricted stock subject to forfeiture awarded under the Company's long term incentive plans (see Summary Compensation Table, footnote (a), page 13) as follows: Mr. Ellis - 2,272 shares; Mr. Kippur - 1,000 shares; Mr. Pesce - 651 shares; Mr. Rudick - 395 shares; and Mr. Wilder - 746 shares.
(4) Includes restricted stock subject to forfeiture awarded under the terms of the Executive Employment Agreements, described on page 15, as follows: Mr. Ellis - 30,000 shares; Mr. Kippur - 20,000 shares; Mr. Pesce - 20,000 shares; and Mr. Wilder - 20,000 shares.
(5) The totals shown for Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley do not include any shares in the table on page 2 as separately owned by their father, W. Bradford Wiley (namely 326,614 Class A and 242,874 Class B shares), nor do they include (i) 100,640 shares of Class A Stock and 67,094 shares of Class B Stock held by a trust for the benefit of W. Bradford Wiley, of which Mr. Wiley and Morgan Guaranty Trust Company of New York are co-trustees; (ii) 44,310 shares of Class B Stock which W. Bradford Wiley or his designees have the right to acquire in exchange for shares of Class A Stock from certain persons upon any proposed disposition of such Class B Stock, upon their deaths or upon termination of trust; or (iii) the shares not allocated to any of W. Bradford Wiley's children under the trusts referred to in footnotes (4), (5), (6), (7) or (8) below.
(6) Peter Booth Wiley, Bradford Wiley II and Deborah E. Wiley, and their father, W. Bradford Wiley, as co-trustees, share voting and/or investment power with respect to 530,078 shares of Class B Stock under the Will of Edward P. Hamilton. For purposes of this table, each of W. Bradford Wiley's children is shown as the owner of one-fourth of such shares, namely, 132,518 Class B shares.
(7) Deborah E. Wiley and her father, W. Bradford Wiley, as co-trustees, share voting and/or investment power with respect to 54,690 shares of Class B Stock under the Edward P. Hamilton Trust, 13,710 shares of Class A Stock and 106,420 shares of Class B Stock under the Elizabeth W. Hamilton Trust, and 109,392 shares of Class A Stock and 72,928 shares of Class B Stock under a trust for the benefit of Bradford Wiley II. For purposes of this table, Deborah E. Wiley is shown as the owner of one-half of such shares, namely, 61,551 Class A shares and 117,019 Class B shares.
(8) Peter Booth Wiley and his father, W. Bradford Wiley, as co-trustees, share voting and/or investment power with respect to 109,392 shares of Class A Stock and 72,928 shares of Class B Stock under a trust for the benefit of Deborah E. Wiley. For purposes of this table, Peter Booth Wiley is shown as the owner of one-half of such shares, namely, 54,696 Class A shares and 36,464 Class B shares.
(9) Bradford Wiley II and his father, W. Bradford Wiley, as co-trustees, share voting and/or investment power with respect to 109,392 shares of Class A Stock and 72,928 shares of Class B Stock under a trust for the benefit of Peter Booth Wiley. For purposes of this table, Bradford Wiley II is shown as the owner of one-half of such shares, namely, 54,696 Class A shares and 36,464 Class B shares.
(10) Deborah E. Wiley and her father, W. Bradford Wiley, as co-trustees, share voting and/or investment power with respect to 6,884 shares of Class A Stock and 4,590 shares of Class B Stock under the Trust of Esther B. Wiley. For purposes of this table, Deborah E. Wiley is shown as the owner of one-half of these shares, namely, 3,442 Class A shares and 2,295 Class B shares.

CERTAIN INFORMATION CONCERNING THE BOARD
      The Board of Directors is currently composed of 15 members. Deborah E. Wiley, Peter Booth Wiley and Bradford Wiley II are the children of W. Bradford Wiley (see table on page 2).

      The Board met six times during fiscal 1995, and Board committees met a total of 23 times during fiscal 1995. No director attended fewer than 75% of the aggregate number of meetings of the Board and of the committees on which such director sat.

     The Board of Directors has appointed the following standing committees:
Executive and Policy Committee. The Executive and Policy Committee consists of Mr. Kindwall as Chairman, Messrs. Agnew, Fernandes, Taylor and Thomas. Its functions include reviewing corporate objectives and the strategies and policies developed by senior management to attain those objectives; assisting management in developing and refining such objectives, strategies, and policies; monitoring the implementation of strategies and policies; evaluating the Chief Executive

Officer's performance in connection therewith; and reporting to the Board of Directors its recommendations and observations with respect to the foregoing. It also exercises the powers of the Board as appropriate in cases where immediate action is required, except as limited by law. The committee met seven times during fiscal 1995.

Audit Committee. The Audit Committee consists of Mr. Agnew as Chairman, Messrs. Baker and Fernald. It assists the Board of Directors in fulfilling its fiduciary responsibilities with respect to the accounting policies, internal controls and reporting practices of the Company and its subsidiaries and the sufficiency of auditing relative thereto; recommends to the Board the firm of independent public accountants which is to be engaged to audit the books and records of the Company; reviews with management and the outside auditors the Company's financial statements and the auditors' report thereon; and reviews the scope of the audit examination and fees for audit and non-audit services. The committee met twice during fiscal 1995.

Executive Compensation and Development Committee. The Executive Compensation and Development Committee consists of Mr. Fernandes as Chairman, Messrs. Agnew, Macey and Sutherland. It administers the executive compensation program; monitors executive development practices; oversees compliance with governmental regulations and accounting standards with respect to employee compensation and benefit programs; reviews the principles and policies for compensation and benefit programs company-wide, and monitors the implementation and administration of such programs; and grants options and makes awards under the Company's 1991 Key Employee Stock Plan. The Committee reports to the Board of Directors its recommendations and observations with respect to the foregoing. The committee met three times during fiscal 1995.

Finance Committee. The Finance Committee consists of Mr. Kindwall as Chairman, Ms. Wiley, Messrs. Baker and Franklin. It reviews operating and capital spending plans; reviews proposed acquisitions, investments, and divestitures within designated limits; maintains financial oversight of the Company's employees' retirement and other benefit plans, and makes recommendations to the Board with respect to such matters, and with respect to dividends on the Company's capital stock. The committee met six times during fiscal 1995.

Committee on Directors. The Committee on Directors consists of Mr. P. Wiley as Chairman, Messrs. Fernald, Herrington and Sutherland. It makes recommendations to the Board regarding the size and composition of the Board; identifies appropriate general qualifications and criteria for directorships as well as qualified candidates for election to the Board; assists the Chairman of the
Board in proposing committee assignments; assists the Board in evaluating, maintaining and improving its own effectiveness; and evaluates director compensation and benefits and recommends adjustments as appropriate. The committee met five times during fiscal 1995.

      The By-Laws provide that if a shareholder intends to nominate a candidate for election as a director (or bring other business before an annual meeting), the shareholder must deliver written notice of his or her intention to the Secretary of the Company. The notice must be delivered personally to, or mailed and received by, the Secretary not less than 120 calendar days in advance of the date in the then current year corresponding to the date the Corporation's proxy statement was released to the shareholders in connection with the previous year's annual meeting, provided, however, that if the date of the annual meeting has been changed by more than 30 days, the notice must be received a reasonable time before such new date. The notice must set forth the information that would be required in a proxy statement soliciting proxies for the election of the nominee and must include the consent of the nominee to serve as a director of the Company if elected.

DIRECTORS' COMPENSATION

      Directors who are not employees of the Company receive an annual retainer of $12,000 and committee chairmen receive an additional annual retainer of $2,000. Non-employee directors receive $1,000 per meeting for attendance at each Board or committee meeting. Directors also receive $1,000 per diem for special assignments performed at the request of the Company. Directors who are employees do not receive an annual retainer or a fee for attendance at Board or committee meetings.

      Pursuant to the Company's 1990 Director Stock Plan (the "Plan"), non-employee directors receive an automatic annual award of shares of Class A Stock equal in value to 50 percent of the total cash compensation, excluding expense reimbursement received by such directors. The shares are valued at their closing price on the date of the annual shareholders meeting or, if no shares were traded on such date, on the next preceding date on which the shares were so traded, and are issued as soon as practicable thereafter based on compensation received for services rendered since the last annual meeting. The total number of shares awarded in fiscal 1995 was 4,331 Class A shares at the market value of $42.25.

      If the shareholders approve the proposal to amend the 1990 Director Stock Plan, described in Part IV below, in addition to receiving the automatic annual award described above, each director who is not an employee of the Company may elect to receive all or a portion of his or her cash compensation in the form of Class A Common Stock.

     The Company has a Deferred Compensation Plan for Directors' Fees ("Deferred Plan"), in which directors who are not employees of the Company, or are not otherwise eligible to receive director fees, are eligible to participate. The purpose of the Deferred Plan is to provide eligible directors with flexibility in their tax planning. Under the Deferred Plan, an eligible director may elect on or before December 31 of any year to defer receipt of all fees or compensation received as a member of the Board of Directors for services rendered during the calendar year following such election and succeeding calendar years, including fees paid for attendance at meetings of the Board of Directors or its committees, but not including any stock awarded under the 1990 Director Stock Plan or any other stock plan which may hereafter be adopted. Such deferred compensation, together with interest credited thereon at the rate publicly announced by Morgan Guaranty Trust Company of New York as its base or prime rate, becomes payable on the fifteenth day of January first occurring after the end of the calendar year in which such director ceases to be a director of the Company (or, if earlier, the year in which he or she has elected to be paid at the time of election). Two directors currently participate in this plan.

OTHER TRANSACTIONS

      Effective May 11, 1995, the Company entered into an agreement with EDS Management Consulting Services, the consulting division of Electronic Data Systems ("EDS"), to provide professional services in connection with a productivity review of certain of the Company's operations, at an estimated cost of $225,000. Gary J. Fernandes, a director of the Company, is a Senior Vice President and Director of EDS.During fiscal 1995, $83,333 was paid to W. Bradford Wiley under the terms of a consulting agreement which expired on December 31, 1994.

REPORT OF THE EXECUTIVE COMPENSATION AND DEVELOPMENT
COMMITTEE OF THE BOARD OF DIRECTORS

Executive Compensation Policies. The Company's executive compensation program is administered by the Executive Compensation and Development Committee of the Board of Directors (the "Committee") composed of four independent directors. The objectives which guide the Committee in formulating its recommendations are to:

    * Attract and retain executives of the highest caliber by compensating them at levels which are competitive in the market place.

    * Motivate and reward such executives based on corporate, business unit and individual performance through compensation systems and policies which include variable incentives.

    * Align executives' and shareholders' interests through awards of equity components dependent upon the performance of the Company and the operating divisions, as well as the individual performance of each executive.

      Annually the Committee reviews a compensation survey as a guidepost to determine whether the Company's compensation levels and program are competitive and meet the Committee's stated objectives. The survey is compiled by Hay
Management Consultants and includes those publishing companies listed in the peer group in the graph on page 15, regarded as comparable and for which comparable data is available, as well as other companies more comparable in size to the Company. The Committee recommends to the Board for its ultimate determination the total targeted compensation and the proportion of the various components of the compensation program salary, and targeted annual and long term incentives, based upon each executive's role in the Company and level of responsibilities.

      It is the Committee's policy to maximize the effectiveness, as well as the tax efficiency, of the Company's executive compensation programs. With regard to future executive compensation actions, the Committee's policy is to maintain flexibility to take actions which it deems to be in the best interests of the Company and its shareholders, but which may not qualify for tax deductibility under Section 162(m) or other Sections of the Internal Revenue Code.

Annual Executive Compensation. Annual executive compensation is comprised of base salary and, if earned, a variable cash incentive. The annual incentive is based on the achievement of quantitative financial performance goals, as well as individual non-quantitative objectives, which are respectively weighted 85% and 15%. Targeted annual incentives range from 70% of salary for Mr. Ellis and from 40% to 50% for other executives. At the beginning of each fiscal year, the Committee recommends to the Board for approval the base salaries, the targeted incentives, and the financial performance measures and goals on which incentives may be earned, including the threshold or minimum level of performance below which no incentives will be paid, as well as outstanding levels of performance. Divisional performance measures and targets are also set for certain operating executives with divisional as well as corporate responsibilities.

      At the end of the fiscal year, the Committee evaluates performance against the financial goals and individual objectives, and submits to the full Board for approval a recommended annual payout, if any, for each executive. No incentive is payable, regardless of whether individual objectives are met or exceeded, unless aggregate performance against the financial measures equals or exceeds threshold. Payouts, if any, can range from 50% to 150% of the targeted incentive depending upon the level of the achievement of financial goals and individual objectives between threshold and outstanding levels of performance. In fiscal 1995 on a weighted average basis, performance against financial goals was between target and outstanding.

Long Term Executive Compensation. The long term component of compensation is comprised of (i) a targeted variable incentive payable in cash and/or restricted stock, and (ii) stock option grants of Class A Stock. At the beginning of each year a new three fiscal-year cycle begins. The Committee reviews and submits to the full Board for approval its recommendations for participants in the long term plan the number of stock options to be granted, the targeted incentive, and the financial performance measures and goals, and threshold and outstanding levels of performance that must be achieved by the Company and, where relevant, the division for which the participant is responsible.

      At the end of the three fiscal-year plan cycle, the Committee evaluates performance against the goals and recommends to the full Board for approval the appropriate payout for each executive and the portion to be paid in cash and/or restricted stock. No long term incentive is payable if aggregate performance is less than threshold. Payouts to individual executives can range from 50% to 150% of the targeted incentive depending upon the level of aggregate achievement between the threshold and outstanding levels of financial performance.

      Option grants are generally awarded on an annual basis, have terms of ten years and generally vest as to 50% in the fourth year and 50% in the fifth year from the date of grant. All employees' stock options have exercise prices which are equal to the current market price of Class A Stock as of the grant date. The ultimate value of the stock option grants is aligned with increases in shareholder value and is dependent upon increases in the market price per share over and above the grant price. In fiscal 1995 all executives, including Mr. Ellis, received approximately 25% of their long term incentive in stock option awards. The Committee does not consider the amount and terms of prior option grants in connection with the annual awards.

Chief Executive Officer Compensation. Based on the Executive and Policy Committee's performance evaluation review of Mr. Ellis and the achievement of the financial performance measures, the Executive Compensation and Development Committee recommended and the Board approved a base salary change of 15.6% (from $320,000 to $370,000) and an annual incentive award of $300,518, representing 45% of the total annual compensation component of Mr. Ellis' compensation, exclusive of the long term incentive payout, which were based on aggregate achievement above targeted goals of the Company's financial performance measures including revenue, income, cash flow, return on investment and return on equity.

      The Company registered a 13% growth in revenues and a 51% increase in its net income compared with the prior year. In addition, cash flow and return on investment and equity targets were exceeded. Individual objectives accomplished during the year included substantially extending the application of new
publishing  technologies  to  the  development  of  new  electronic   products;
expanding staff training programs in the area of new publishing technologies; completion of five acquisitions in the Company's core businesses; and further strengthening of the Company's global performance and presence, especially in Asia and Europe.

      Mr. Ellis also received a long term compensation payout of $223,586, of which $149,132 was paid in cash and the remainder in 1,330 shares of restricted stock with the restrictions lapsing as to 50% at the end of fiscal 1996 and 1997, respectively. This payout was based on the aggregate achievement of the Company's cumulative financial performance measures for income, cash flow, return on investment, and return on equity for the three years ended April 30, 1995.
      During fiscal 1995, Mr. Ellis, as part of his long term compensation plan, received a grant of options to purchase 7,500 shares of Class A Stock, exercisable as to 3,750 shares on and after each April 30, 1998 and 1999, respectively, at an option price of $41.375 per share, the market price at date of grant.

      Also in fiscal 1995, Mr. Ellis received (i) a restricted stock grant of 15,000 Class A shares issued under an employment agreement between the Company and Mr. Ellis (see Executive Employment Agreements, page 15), vesting as to 5,000 shares each on June 23, 1997, 1998 and 1999, and (ii) a non-qualified stock option grant of 20,000 Class A shares, exercisable as to 4,000 shares each on April 1, 1996, 1997, 1998, 1999 and 2000, at an option price of $52.50 per share, the market price on the date of grant. This restricted stock grant and option were in addition to regular annual compensation in order to assure the continued availability of Mr. Ellis' services.

      In approving the compensation reflected in the tables on pages 13 to 15, the Committee considered Mr. Ellis' performance in leading the Company's investment in and enhancing its core businesses, and the shareholder value created during the past three years of his tenure.

     Executive Compensation and Development Committee

            Gary J. Fernandes, Chairman      Franklin E. Agnew
            Chester O. Macey                 William R. Sutherland

SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------
                                                      Long Term Compensation
                                                     ------------------------
                   Annual Compensation                   Awards           Payouts
                   --------------------            ------------------     --------
                                           Other
Name and                                   Annual  Restricted  Securities             All Other
Principal                                 Compen-    Stock     Underlying     LTIP     Compen-
Position          Year   Salary    Bonus   sation  Awards(a)  Option/SARs  Payouts(b) sation(c)
-----------------------------------------------------------------------------------------------

Charles R. Ellis   1995 $362,314 $300,518    $0    $702,579      27,500    $149,132     $5,019
President,
Chief Executive    1994  318,468  237,152     0      81,140       7,072     162,524      8,812
Officer and
Director           1993  309,616  208,875     0     161,411       8,280     216,532      7,055

Stephen A. Kippur  1995  239,539  146,574     0     452,099       3,500      66,797      4,712
Senior Vice
President,
Professional,
Reference and
Trade Group

William J. Pesce   1995  229,692   80,347     0     441,093       3,500      44,754      4,620
Senior Vice
President,         1994  212,231  123,787     0      21,700       2,358      43,464      6,367
Educational Group  1993  180,730  100,991     0      34,237       2,584      42,175      5,599

Robert D. Wilder   1995  210,154  106,400     0     445,176       3,300      52,931      4,625
Senior Vice
President and      1994  196,615   97,613     0      23,604       2,476      47,280      5,206
Chief Financial
Officer            1993  176,634   79,922     0      43,376       2,938      53,377      5,280

Richard S. Rudick  1995  159,154   70,899     0      15,074       1,800      30,194      4,557
Senior Vice
President          1994  153,808   64,359     0      10,885       1,330      21,802      4,614
and General
Counsel            1993  149,726   54,338     0      18,124       1,676      32,885      4,587
----------------------------------------------------------------------------------------------


The above table sets forth, for the fiscal years indicated, the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

(a) When awards of restricted stock are made pursuant to the Company's long term incentive plans, the Committee may establish a period during which the Class A shares of restricted stock shall be subject to forfeiture in whole or in part if specified objectives or considerations are not met.

     Restricted stock awards were made for achievement of financial performance objectives for the respective three-year periods ended April 30, 1995, April 30, 1994 and April 30, 1993. Restrictions lapse as to 50% at the end of the first and second fiscal year, respectively, after the fiscal year in which awarded. Restricted stock awarded under the Company's long term incentive plans is non-voting and not eligible for dividends until restrictions lapse. Restricted stock awards reflect the market value as of the fiscal year-end indicated. In addition to the aforementioned stock awards, this amount includes the value at date of issuance of restricted stock, which have voting rights and are eligible to receive dividends, issued pursuant to certain Employment Agreements (see page 15) as follows:
     Mr. Ellis-15,000 shares valued at $628,125; Mr. Kippur-10,000 shares valued at $418,750; Mr. Pesce-10,000 shares valued at $418,750; and Mr. Wilder-10,000 shares valued at $418,750. Aggregate restricted stock holdings as of April 30, 1995 were as follows: Mr. Ellis-17,272 shares valued at $967,232; Mr. Kippur-11,000 shares valued at $616,000; Mr. Pesce-10,651 shares valued at $596,456; Mr. Wilder-10,746 shares valued at $601,776; Mr. Rudick-395 shares valued at $22,120.

(b) Under the Company's long term incentive plans, cash awards were made for the achievement of financial performance objectives for the respective three year periods ended April 30, 1995, 1994 and 1993, as described in the report of the Executive Compensation and Development Committee under the heading Long Term Executive Compensation on page 12.

(c)  Represents matching Company contributions to the Employee Savings Plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

-------------------------------------------------------------------------------
                       Individual Grants (a)
 ----------------------------------------------------------
                                                                 Potential
                                                              Realizable Value
                            % of Total                       at Assumed Annual
               Number of   Options/SARs                        Rates of Stock
               Securities   Granted to                       Price Appreciation
               Underlying   Employees  Exercise               for Option Term
              Options/SARs  In Fiscal  or Base   Expiration   ----------------
Name          Granted (b)      Year     Price     Date (c)        5%     10%
--------------------------------------------------------------------------------
Charles R. Ellis     7,500   5.2%   $41.375  June 15, 2004  $195,154   $ 494,558
                    20,000  14.0%   52.500  March 14, 2005   660,339   1,673,430
Stephen A. Kippur    3,500   2.4%   41.375   June 15, 2004    91,072     230,794
William J. Pesce     3,500   2.4%   41.375   June 15, 2004    91,072     230,794
Robert D. Wilder     3,300   2.3%   41.375   June 15, 2004    85,868     217,606
Richard S. Rudick    1,800   1.3%   41.375   June 15, 2004    46,837     118,694
--------------------------------------------------------------------------------

The above table shows potential realizable value at assumed annual stock appreciation rates of 5% and 10% over the ten year term of the options. The rates of appreciation are as required to be stated by the Securities and Exchange Commission and are not intended to forecast possible future actual appreciation, if any, in the Company's stock price. Future gains, if any, will depend on actual future appreciation in the market price.

(a) The Company has in effect three shareholder approved plans, each of which relates to Class A Stock: the 1982 Incentive Stock Option and Performance Stock Plan, the 1987 Incentive Stock Option and Performance Stock Plan, and the 1991 Key Employee Stock Plan. The exercise price of all stock options is determined by the Committee and may not be less than 100 percent of the fair market value of the stock on the date of grant of the options. The Committee also determines at the time of grant the period and conditions for vesting of stock options. In the event of a change of control, as defined on page 18, all outstanding options shall become immediately exercisable up to the full number of shares covered by the option. No option grants have SARs associated with the grants, and no SARs were granted during fiscal 1995.

(b) Options are subject to earlier termination in certain events relating to termination of employment.

AGGREGATED OPTION/SAR EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUE

------------------------------------------------------------------------------
                                              Number of
                                              Securities         Value of
                                              Underlying       Unexercised
                                             Unexercised       In-the-Money
                                           Options/SARs at   Options/SARs at
                      Shares               Fiscal Year-End   Fiscal Year-End(b)
                     Acquired    Value     ----------------  ---------------
                        on       Real-     Exer-   Unexer-    Exer-    Unexer-
Name                 Exercise   ized (a)  cisable  cisable    cisable   cisable
-------------------------------------------------------------------------------
Charles R. Ellis          0    $      0    38,206   47,168 $1,514,333  $876,790
Stephen A. Kippur     5,000     179,250    21,081   11,339    772,578   329,833
William J. Pesce          0           0     9,130    9,572    335,740   265,401
Robert D. Wilder      6,000     226,125    25,357    9,969    905,566   284,027
Richard S. Rudick         0           0    32,579    5,390  1,171,002   153,098
--------------------------------------------------------------------------------

The above table provides information as to options exercised by each of the named executive officers during fiscal 1995 and the value of the remaining options held by each executive officer at year end, measured using the closing price of $56.00 for the Company's Class A Stock on April 30, 1995.

(a)  Market value of underlying shares at exercise minus the option price.

(b) Market value of underlying shares at fiscal year-end minus the option price. These values are presented pursuant to Securities and Exchange Commission rules. The actual amount, if any, realized upon exercise will depend upon the market price of the Class A Stock relative to the exercise price per share of the stock options at the time of exercise.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

----------------------------------------------------------------------------------------
                 Number of                                 Estimated Future Payouts
                   Shares,                                  Payouts under Non-Stock
                  Units or         Performance or         Priced-Based Plans (a)(b)
                   Other        Other Periods Until    -----------------------------------
Name               Rights       Maturation or Payout     Threshold     Target      Maximum
------------------------------------------------------------------------------------------

Charles R. Ellis    0    May 1, 1994 to April 30, 1997  $120,375   $240,750      $361,125
Stephen A. Kippur   0    May 1, 1994 to April 30, 1997    43,125     86,250       129,375
William J. Pesce    0    May 1, 1994 to April 30, 1997    38,250     76,500       114,750
Robert D. Wilder    0    May 1, 1994 to April 30, 1997    34,725     69,450       104,175
Richard S. Rudick   0    May 1, 1994 to April 30, 1997    19,500     39,000        58,500
------------------------------------------------------------------------------------------

Estimated future payments assuming financial performance targets are achieved under the 1995 long term incentive compensation plan for the named executives are as indicated above:

(a) Financial performance targets and relative weighting of each target, as well as the threshold, target and outstanding levels of performance, are set at the beginning of the three-year plan cycle and include cumulative income, cumulative cash flow, return on investment, and return on equity, as defined, for the three-year period. For the fiscal 1995 long term plan, amounts will be earned based on the achievement of the overall weighted targets, as follows: target-100.0%; threshold-76.6%; and outstanding-113.7%. If the threshold level is not attained, no payout will be made.

(b) At April 30, 1997, at the discretion of the Committee, a portion of the incentive plan payout may be issued in cash, with the remaining portion issued in restricted shares of Class A Stock based on the market price on April 30, 1997, which stock would vest and become entitled to vote and to dividends as to 50% on April 30, 1998 and the remaining 50% on April 30, 1999.


PERFORMANCE GRAPH

[DESCRIPTION]John Wiley & Sons, Inc. Class A Shares plotted against Publishing Peer Group and Nasdaq Market Index from 1990 through 1995. Chart below reflects the plotted points.

-------------------------------------------------------------------------------
                               1989    1990    1991     1992      1993     1994
                            ---------------------------------------------------
John Wiley & Sons, Inc.
   Class A                 $100.00  $ 94.27 $108.66  $132.80  $242.15   $319.69
Publishing Peer Group       100.00   112.80  123.48   141.74   151.88    185.75
Nasdaq Market Index         100.00   111.17  114.03   136.25   152.93    166.98
--------------------------------------------------------------------------------

The above graph provides an indicator of the cumulative total return to shareholders of the Company's Class A Stock as compared with the cumulative total return on the Nasdaq Market Index and a peer group index for the period from April 30, 1990 to April 30, 1995. The peer group consists of the following five publicly traded companies with significant publishing activities: Harcourt General, Inc.; Houghton Mifflin Company; The McGraw Hill Cos.; Plenum Publishing; and Waverly, Inc. Peer group returns have been weighted to reflect relative stock market capitalization of each company at the beginning of each year. Cumulative total return assumes $100 invested on April 30, 1990 and reinvestment of dividends throughout the period.

EXECUTIVE EMPLOYMENT AGREEMENTS

In July 1994, the Company entered into employment agreements with Charles R. Ellis, President and Chief Executive Officer, and three senior vice presidents, Messrs. Kippur, Pesce, and Wilder (collectively the "Executives"). The contracts provide for base salaries, unless increased by the Board, as follows:
Mr.  Ellis--$370,000; Mr. Kippur--$240,000; Mr. Pesce--$232,000;  Mr.  Wilder--
$212,000;

and for benefits and incentive compensation as provided for senior officers generally, and as described in the Committee's report above. Each of the contracts with the senior vice presidents is for an initial term expiring on April 30, 1996, renewable for successive two-year terms in the absence of notice by either party to the contrary. If any such contract is terminated by the Company other than for cause, as defined, or if the Company decides not to renew for a subsequent term, the Executive will be entitled to 24 months severance, which includes salary, benefits, pro-rated cash incentive payments at target levels, and long term incentives for plan cycles ending within one year after termination. The contract with Mr. Ellis, as amended in March 1995, is for an initial term expiring on July 20, 1998, renewable for an additional two-year term. If it is terminated by the Company other than for cause or it is not renewed by the Company for the additional term, severance is payable until July 20, 2000.

      Except in the case of termination by the Company other than for cause, the Executive is restricted from working for a competitor for twelve months after termination in the case of the senior vice presidents. The restriction continues until July 20, 2000, whether or not termination is for cause in the case of the Chief Executive Officer. However, if any of the Executives resigns for "good reason" within 18 months following a "change of control," both as defined in the 1989 Supplemental Executive Retirement Plan (see page 17), the restriction does not apply.

      In connection with these agreements, the above named executives received certain restricted stock awards referred to in the preceding report of the Executive Compensation and Development Committee and the associated tables, which vest one-third at the end of each of the third, fourth and fifth years after the date of grant. A second award of the same number of shares and on the same terms was made to each of these Executives on June 15, 1995. In addition, the Executive is required to retain ownership of the shares for an additional two years after vesting except, in Mr. Ellis' case, upon retirement and with the Board's approval. If the Executive is terminated by the Company other than for cause, or the contract is not renewed by the Company, or if there is a "change of control" as defined in the 1991 Key Employee Stock Plan (see Stock Options, Performance Stock and Restricted Stock, page 17), all remaining unvested shares will vest, and any remaining restrictions on transfer of the shares will lapse.

RETIREMENT PLAN

The following table shows the estimated annual retirement benefits payable at normal retirement age to a covered participant who has attained the earnings and years of service classifications indicated under the Company's tax-qualified, non-contributory defined benefit retirement plan (the "Retirement Plan") and non-qualified supplemental retirement plan (the "Supplemental Retirement Plan"):

-------------------------------------------------------------------------------
                Average                        Years of Service
                 Final           --------------------------------------------
              Compensation          10            20           30         35
-------------------------------------------------------------------------------
                 $100,000       $ 15,414     $ 30,827     $ 46,241    $ 53,948
                  200,000         32,114       64,227       96,341     112,398
                  300,000         48,814       97,627      146,441     170,848
                  400,000         65,514      131,027      196,541     229,298
                  500,000         82,214      164,427      246,641     287,748
                  600,000         98,914      197,827      296,741     346,198
                  700,000        115,614      231,227      346,841     404,648
                  800,000        132,314      264,627      396,941     463,098
--------------------------------------------------------------------------------

     Benefits shown above are computed as a single life annuity beginning at age 65 and are not subject to any deduction for offset amounts. The Retirement Plan provides for annual normal retirement benefits equal to 1.17% of "average final compensation," not in excess of "covered compensation," plus 1.67% of "average final compensation" in excess of "covered compensation," times years of service not to exceed 35.

     Average final compensation is the participant's average annual compensation (taking into account 100% of the base pay plus 50% of incentive compensation and overtime pay, but not including any other compensation included in the Summary Compensation Table) during the highest three consecutive years ending December 31, 1993 (subject to certain limitations on compensation under the Internal Revenue Code with respect to tax-qualified plans). The Company may, but is not required to, update from time to time the three-year period used to determine average final compensation.

      Covered compensation under the Retirement Plan is the average of the taxable wage base in effect under the Social Security Act over the 35 year period ending with the year the employee reaches his or her social security retirement age (but excluding any increases in the taxable wage base after 1993). The Supplemental Retirement Plan provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on tax-qualified plan benefits. Average final compensation and covered compensation are determined under the Supplemental Retirement Plan in the same manner as under the Retirement Plan, except that a participant's compensation is not subject to the limitations under the Internal Revenue Code. "Years of Service" under the Retirement Plan and Supplemental Retirement Plan are the number of years and months, limited to 35 years, worked for the Company and its subsidiaries after attaining age 21.

      The years of service for Messrs. Ellis, Kippur, Pesce, Wilder and Rudick under the Retirement Plan and Supplemental Retirement Plan as of April 30, 1995 (rounded to the nearest year), are 7, 16, 6, 16, and 17, respectively. Average final compensation for Messrs. Ellis, Kippur, Pesce, Wilder and Rudick as of April 30, 1995 was $403,027, $247,608, $224,195, $213,904, and $176,098,
respectively.

1989 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      The participants under the 1989 Supplemental Executive Retirement Plan ("SERP") are executives of the Company or its affiliates listed on a schedule to the plan, as amended from time to time.

      The basic SERP benefit (the "primary benefit") consists of ten annual payments commencing on retirement (at or after age 65) determined by multiplying the participant's base salary rate at retirement by 2.5, reducing the result by $50,000 and dividing the remainder by five. The plan also provides for an alternative early retirement benefit for participants who retire after age 55 with five years of service, a reduced payment for participants whose employment is terminated prior to age 65 other than on account of death (and who do not qualify for early retirement), and a survivor benefit for the beneficiaries of a participant who dies prior to age 65 while employed by the Company or an affiliate.

      The estimated annual benefits under SERP payable over ten years upon retirement at age 65 for Messrs. Ellis, Kippur, Pesce, Wilder and Rudick are $465,330, $356,390, $457,261, $291,818, and $121,334, respectively.

      SERP provides the participants with a guaranteed total annual retirement benefit beginning at age 65 for ten years (taking into account retirement benefits under the Company's Retirement Plan, referred to on page 16, the Supplemental Retirement Plan and the primary benefit under SERP) of 50% to 65% (depending on the executive's position with the Company) of average compensation over the executive's highest three consecutive years. Under certain circum-stances, if a participant works for a competitor within 24 months following termination of employment, no further payments would be made to the participant under SERP.

      SERP also provides that following a "change of control" (defined in the same manner as under the Company's stock option plans discussed below) and the termination of the participant's employment without "cause" as defined, or a termination by the participant for "good reason" as defined, the participant is entitled to a lump sum payment of the then present value of his benefits under SERP computed as if the participant had attained age 65 on the date of his termination.

STOCK OPTIONS, PERFORMANCE STOCK, AND RESTRICTED STOCK

      Under the 1991 Key Employee Stock Plan (the "Plan"), qualified employees are eligible to receive awards that may include stock options, performance stock awards and restricted stock awards as described in footnote (a) of the Summary Compensation Table. The number of shares available for stock options or stock awards is limited to three percent of the total number of shares of Class A Stock of the Company outstanding as of the first day of each fiscal year during which the Plan is in effect. No more than 1,000,000 shares may be issued over the life of the Plan, and no stock option may be granted after December 31, 2000.

      Upon a "change of control," as defined, all outstanding options shall become immediately exercisable up to the full number of shares covered by the option. The Committee shall specify in a performance stock award whether, and to what effect, in the event of a change of control, an employee shall be issued shares of common stock with regard to performance stock awards held by such employee. Following a change of control, all shares of restricted stock which would otherwise remain subject to restrictions shall be free of such restrictions. A change of control is defined as having occurred if either (a) any "person" hereafter becomes the beneficial owner, directly or indirectly, of 25% or more of the Company's then outstanding shares of Class B Stock (and such person did not have such 25% or more beneficial ownership on January 1, 1989) and the number of shares of Class B Stock so owned is equal to or greater than the number of shares of Class B Stock then owned by any other person, or (b) individuals who constitute the Board of Directors on January 1, 1989 (the "incumbent board") cease for any reason to constitute at least 64% of the full board, provided that any person becoming a director subsequent to such date whose election or nomination for election by the Company's shareholders was approved by a vote of at least 64% of the directors comprising the incumbent board shall be considered as though such person was a member of the incumbent board. The term "person" includes any individual, corporation, partnership, group, or association other than the Company, an affiliate of the Company, or any ESOP or other employee benefit plan sponsored or maintained by the Company or any affiliate. The Class B shareholders, voting as a class, are entitled to elect a minimum of 64% of the directors comprising the full board.

III. PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

      Subject to shareholder approval, the Board of Directors of the Company approved an amendment to Article Third of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the total number of authorized shares of capital stock of the Company from 16 million to 44 million, to increase the number of shares of Class A Stock from 10 million to 30 million, and to increase the number of authorized shares of Class B Stock from 4 million to 12 million. The Company currently is authorized by the Certificate of Incorporation to issue 10 million shares of Class A Stock, 4 million shares of Class B Stock and 2 million shares of Preferred Stock on such terms as the directors may from time to time approve. If the proposed amendment to the Certificate of Incorporation is adopted, the number of authorized shares of Class A Stock and Class B Stock will be increased as described above, and the authorized number of shares of Preferred Stock will be unchanged.

     The Board of Directors believes it is in the best interests of the Company and its shareholders to have the flexibility to issue more Class A Stock and Class B Stock than the Certificate of Incorporation currently authorizes without incurring the expense or delay incident to calling a special meeting of the shareholders or waiting for the next annual meeting. The additional shares to be authorized are not subject to preemptive rights. If such shares are issued other than pro rata to all then existing shareholders, the voting and ownership interest of existing shareholders to whom such shares are not issued will be diluted. The Board of Directors may determine to utilize such additional authorized shares for general corporate purposes, such as stock dividends or splits, future financing transactions, acquisitions, employee benefit plans, or the issuance of Class A Stock upon the conversion of Class B Stock. The Board of Directors has not, at this time, determined to use such shares for any specific purpose, although it has given preliminary consideration to the use of a portion of the newly authorized shares for a stock split.

      As of August 3, 1995, the Company had issued and outstanding 6,398,568 shares of Class A Stock and 1,645,350 shares of Class B Stock. An additional 3,151,132 shares of Class A Stock have been reserved for issuance in connection with the Company's 1987 and 1982 Incentive Stock Option and Performance Stock Plans, the 1991 Key Employee Stock Plan and the conversion rights of the Class B Stock.

      Upon adoption of the proposed amendment, the Board of Directors would be authorized to reserve and issue additional shares of Class A Stock or Class B Stock at such time or times, to such persons, and for such consideration as it may determine and without any further shareholder approval, except as otherwise may be required by law or any stock exchange on which the Company's stock may be listed.

      Unless contrary instructions are noted thereon, the proxy will be voted in favor of the following resolution which shall be submitted at the meeting:

    "Resolved, that the Amendment to Article Third of the Restated Certificate of Incorporation to increase the number of authorized shares of Capital Stock, as set forth in the Company's Proxy Statement dated August 10, 1995, be, and it hereby is, approved."

     The affirmative vote of the shares representing a majority of the number of votes accorded to all outstanding common shares of the Company (each share of Class A Stock being accorded one-tenth of one vote and each share of Class B Stock being accorded one vote) present in person or by proxy at the meeting and voting on the proposal is necessary for the adoption of the proposal.

      The Board of Directors recommends a vote "FOR" approval of the proposed amendment of the Company's Certificate of Incorporation.

IV.  PROPOSAL TO AMEND THE 1990 DIRECTOR STOCK PLAN

      On June 22, 1995 the Board of Directors, subject to the approval of the shareholders, adopted the 1990 Directors Stock Plan as Amended and Restated as of June 22, 1995 (the "Restated Plan"). In addition to providing, as in the present Plan, for the award of shares of the Company's Class A Stock to each outside director, equal in value to 50 percent of the total cash compensation for which he or she is eligible, excluding expense reimbursement, the Restated Plan will permit a director to elect to receive stock in lieu of all or a portion of his or her eligible cash compensation.
Unless contrary instructions are noted thereon, the proxy will be voted in favor of the following resolution which shall be submitted at the meeting:
"Resolved, that the Company's 1990 Director Stock Plan as Amended and Restated as of June 22, 1995, as set forth in Exhibit A to the Company's Proxy Statement dated August 10, 1995, be, and it hereby is, authorized and approved."
Approval of the Restated Plan requires the affirmative vote of the shares representing a majority of the votes accorded to all outstanding shares of the Company (each share of Class A Stock being accorded one-tenth of one vote and each share of Class B Stock being accorded one vote) present in person or by proxy at the meeting and voting on the proposal.
The Board of Directors recommends that you vote "FOR" the adoption the Restated Plan.

V.  PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     There will be presented to the meeting a proposal to ratify the appointment by the Board of Directors, on the recommendation of its Audit Committee, of Arthur Andersen LLP ("Arthur Andersen") as independent public accountants for the Company for the fiscal year ending April 30, 1996. Although it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification by the shareholders to ascertain their views on such selection. Arthur Andersen has audited the Company's accounts since 1967. Arthur Andersen has advised the Company that during such period neither that firm nor any of its members has or has had any direct or any materially indirect financial interest in the Company or any of its subsidiaries. A representative of Arthur Andersen is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and such representative is expected to be available to respond to appropriate questions.

      Unless contrary instructions are noted thereon, the proxies will be voted in favor of the following resolution, which will be submitted at the meeting:

     "Resolved, that the appointment by the Board of Directors of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending April 30, 1996, be and it hereby is ratified, confirmed and approved."

     The affirmative vote of the shares representing a majority of the number of votes accorded to all outstanding shares of the Company (each share of Class A Stock being accorded one-tenth of one vote and each share of Class B Stock being accorded one vote) present in person or by proxy at the meeting and voting on the proposal is necessary for the adoption of the proposal. In the event that the foregoing proposal is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending April 30, 1996 will be permitted to stand unless the Board of Directors finds other good reason for making a change.

      The Board of Directors recommends that you vote "FOR" the ratification of the appointment of independent public accountants.

VI.  MANNER AND EXPENSES OF SOLICITATION

      The Company will bear the costs of soliciting proxies. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of Common Stock in their names will be reimbursed for their reasonable out-of-pocket expenses in forwarding proxy material to their principals.

VII.  DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

      The By-Laws provide that in order for business to be brought before the Annual Meeting, a shareholder must deliver written notice to the Secretary of the Company (or if notice is mailed, it must be received by the Secretary) not less than 120 calendar days in advance of the date in the then current year corresponding to the date the Company's Proxy Statement was released to shareholders in connection with the previous year's annual meeting, except that if the date of the annual meeting has been changed by more than 30 days, the notice must be received a reasonable time before such new date. The notice must state the shareholder's name, address and number of shares of Class A or Class B Stock held, and fully describe the business to be brought before the meeting and, if requested by the Company, all other information that would be required to be filed with the Securities and Exchange Commission, if with respect to the proposed business, the shareholder was a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934.

      Proposals of shareholders intended to be presented at the 1996 Annual Meeting must be received by the Secretary of the Company (at the address listed at the beginning of this Statement) no later than April 12, 1996.

VIII.  OTHER MATTERS

      At the date of this Proxy Statement, the Board of Directors does not know of any other matter to come before the meeting other than the matters set forth in the Notice of Meeting. However, if any other matter, not now known, properly comes before the meeting, the persons named in the enclosed proxies will vote said proxies in accordance with their best judgment on such matter. Shares represented by any proxy will be voted with respect to the proposal outlined above in accordance with the choice specified therein or in favor of any proposal as to which no choice is specified.

      Financial statements of the Company and its consolidated subsidiaries are included in the Company's 1995 Annual Report to Shareholders and are incorporated herein by reference. The Annual Report was mailed together with this Proxy Statement to shareholders beginning August 10, 1995.

      It is important that the accompanying proxies be returned promptly. Therefore, whether or not you plan to attend the Annual Meeting in person, you are requested to date, sign and return your proxies in the enclosed envelope to which no postage need be affixed if mailed in the United States. The proxies may be revoked at any time by you before they are exercised. If you attend the meeting in person, you may withdraw any proxy and vote your own shares.

                                         By Order of the Board of Directors

                                         Josephine A. Bacchi
                                         Secretary
New York, New York
August 10, 1995
--------------------------------------------------------------------------------
     The Company will provide without charge to each person being solicited by this Proxy Statement on request of any such person a copy of its Annual Report on Form 10-K for fiscal 1995 including the financial statements and the schedules thereto. All such requests should be directed to Josephine A. Bacchi, Secretary, John Wiley & Sons, Inc.,
     605 Third Avenue, New York, New York 10158.
--------------------------------------------------------------------------------

                                                                       EXHIBIT A

                             JOHN WILEY & SONS, INC.
                            1990 DIRECTOR STOCK PLAN
                   AS AMENDED AND RESTATED AS OF JUNE 22, 1995

      1. Purposes. The purposes of the 1990 Director Stock Plan as Amended and Restated as of June 22, 1995 (the "Plan") are to (a) attract and retain highly qualified individuals to serve as directors of John Wiley & Sons, Inc. (the "Company") and (b) to increase the Non-Employee Directors' (as defined below) stock ownership in the Company.

     2. Effective Date. The Plan shall be amended and restated effective as of June 22, 1995, subject to the approval of the shareholders of the Company.

      3. Participation. Only Non-Employee Directors shall be eligible to participate in the Plan. A "Non-Employee Director" is a person who is serving as a director of the Company and who is not an employee of the Company or any subsidiary of the Company.

      4. Fifty Percent Grant The date of each Annual Meeting of Company shareholders (each an "Annual Meeting") is herein called a "Measurement Date." Commencing with the annual meeting held in September 1991, as soon as practicable after every Annual Meeting, each Non-Employee Director shall receive shares of the Company's Class A common stock ("Stock"), rounded upward or downward to the nearest whole share, equal in value to 50 percent of the cash compensation which such Non-Employee Director has received (or would have received but for an election pursuant to Section 5 hereof) from the Company for services as a Non-Employee Director in respect of the period beginning on the day immediately following the Annual Meeting in the preceding year and ending with the date of the just concluded Annual Meeting (the latter being the applicable Measurement Date). The value of the Stock for purposes of this paragraph shall be determined as of the applicable Measurement Date and shall be equal to the closing price for the Stock as reported by any exchange on which the Stock may be listed on such date or, if no shares of the Stock were traded on such date, on the next preceding date on which the Stock was so traded.

      5. Election to Receive Stock In Lieu Of Eligible Cash Fees. Subject to the terms and conditions of the Plan, each Non-Employee Director may elect to forego all or a portion of the cash compensation otherwise payable for services to be rendered by such Non-Employee Director during the Director Year (as defined below) which begins after the date on which such election is made, in increments of 25%, 50%, 75% or 100% of such compensation, and to receive in lieu thereof whole shares of Stock (rounded upward or downward to the nearest whole share), as determined in accordance with Section 7 hereof. A "Director Year" is the twelve-month period beginning on April 1 of each calendar year and ending on March 31 of the immediately following calendar year. An election under this
Section 5 to have cash compensation paid in shares of Stock shall be valid only if it is in writing, signed by the Non-Employee Director, and filed with the Corporate Secretary of the Company but, in any event, such election must be irrevocable with respect to the Director Year to which it applies and must be made no later than six months prior to the beginning of such Director Year. Stock to be received by a Non-Employee Director pursuant to his or her election shall be distributed to such Non-Employee Director at the end of each calendar quarter.

      6. Cash Compensation. For purposes of this Plan, cash compensation shall mean the Non-Employee Director's annual retainer, the additional retainer received by committee chairmen and the Non-Employee Director's fee for attendance at meetings of the Board of Directors of the Company (the "Board") or of Board committees, but shall not include a Non-Employee Director's expense reimbursements.

      7. Equivalent Amount of Stock. The number of whole shares of Stock to be distributed to a Non-Employee Director in accordance with such Non-Employee Director's election made under Section 5 above shall be equal to:

     (a) the amount of the cash compensation which the Non-Employee Director has elected to forego in exchange for shares of Stock, divided by

      (b) the closing price for the Stock as reported by any exchange on which the Stock may be listed on the date of the regularly scheduled quarterly meeting of the Board of Directors or, if no shares of Stock were traded on such date, on the next preceding date on which the Stock was traded.

      8. Shares Subject To The Plan. All shares of Stock to be used for purposes of this Plan shall be treasury shares, that is, shares previously issued and outstanding which have been reacquired by the Company and have not been cancelled. The shares of Stock issued to a Non-Employee Director pursuant to the provisions of this Plan may not be sold for at least six months after having been acquired, except in the case of death or disability of the Non-Employee Director.

      9. Nonassignability. No rights under the Plan shall be assignable or transferable by a Non-Employee Director other than by will or the laws of descent and distribution.

     10. Construction; Amendment; Termination. This Plan shall be construed in accordance with the laws of the State of New York and may be amended or terminated at any time by action of the Board, provided, however, that the Plan may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

X PLEASE MARK VOTES                                            CLASS A SHARES
  AS IN THIS EXAMPLE
                                 REVOCABLE PROXY
                             JOHN WILEY & SONS, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                             JOHN WILEY & SONS, INC.
               ANNUAL MEETING OF SHAREHOLDERS--SEPTEMBER 21, 1995

The  undersigned hereby appoints Bradford Wiley II,  Charles
R.  Ellis  and  Josephine A. Bacchi, as the proxies  of  the undersigned, with power of substitution to each of them,  to vote  the  Class  A Common Stock, which the  undersigned  is entitled  to  vote at the Annual Meeting of Shareholders  of
John  Wiley  &  Sons,  Inc., and any  and  all  adjournments thereof,  to  be  held at the Shelburne Murray  Hill  Hotel,
Grand  Ballroom,  303 Lexington Avenue at 37th  Street,  New
York,  New York, on September 21, 1995, 10:00 A.M.,  Eastern
Daylight Saving Time.
                                                            With-     For All
                                                  For       hold      Except

1.  The election as directors of all nominees
    listed below, except as marked to the
    contrary:                                    ______     ______    ______

Franklin E. Agnew, Larry Franklin, John S. Herrington, Chester O. Macey, and Thomas M. Taylor

INSTRUCTION: To withhold your vote for any nominee(s), mark "For all Except" and write that nominee's name on the line below.

_______________________________________________________________________________


                                                  For       Against   Abstain

2.  Proposal to amend the
    Restated Certificate of Incorporation.       ______     ______    ______

3.  Proposal to amend the 1990
    Director Stock Plan.                          ______    ______    ______
4.  Proposal to ratify the appointment
    of Arthur Andersen LLP as independent
    accountants.                                  ______    ______    ______


The Board of Directors recommends a vote FOR all Nominees and FOR Proposals 2, 3 and 4.

The proxies are directed to vote as specified, and in their discretion on all other matters which may properly come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted FOR the Election of Directors and FOR Proposals 2, 3 and 4.

Please be sure to sign and date this Proxy in the box below.

                                   ______________________________
                                   Date


________________________           ______________________________
Shareholder sign above             Co-holder (if any) sign above

-------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage paid envelope provided.

                             JOHN WILEY & SONS, INC.


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

X PLEASE MARK VOTES                                            CLASS B SHARES
  AS IN THIS EXAMPLE
                                 REVOCABLE PROXY
                             JOHN WILEY & SONS, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                             JOHN WILEY & SONS, INC.
               ANNUAL MEETING OF SHAREHOLDERS--SEPTEMBER 21, 1995

The  undersigned hereby appoints Bradford Wiley II,  Charles
R.  Ellis  and  Josephine A. Bacchi, as the proxies  of  the undersigned, with power ofsubstitution to each of  them,  to vote  the  Class  B Common Stock, which the  undersigned  is entitled  to  vote at the Annual Meeting of Shareholders  of
John  Wiley  &  Sons,  Inc., and any  and  all  adjournments thereof,  to  be  held at the Shelburne Murray  Hill  Hotel,
Grand  Ballroom,  303 Lexington Avenue at 37th  Street,  New
York,  New York, on September 21, 1995, 10:00 A.M.,  Eastern
Daylight Saving Time.
                                                            With-     For All
                                                  For       hold      Except

1.  The election as directors of all nominees
    listed below, except as marked to the
    contrary:                                    ______     ______    ______

Warren J. Baker, Charles R. Ellis, H. Allen Fernald, Gary J. Fernandes, William
R. Sutherland, Leo J. Thomas, Bradford Wiley II, Deborah E. Wiley, and Peter Booth Wiley INSTRUCTION: To withhold your vote for any nominee(s), mark "For all Except" and write that nominee's name on the line below.

INSTRUCTION: To withhold your vote for any nominee(s), mark -For all Except+ and write that nominee+s name on the line below.

_______________________________________________________________________________


                                                  For       Against   Abstain

2.  Proposal to amend the
    Restated Certificate of Incorporation.       ______     ______    ______

3.  Proposal to amend the 1990
    Director Stock Plan.                          ______    ______    ______
4.  Proposal to ratify the appointment
    of Arthur Andersen LLP as independent
    accountants.                                  ______    ______    ______


The Board of Directors recommends a vote FOR all Nominees and FOR Proposals 2, 3 and 4.

The proxies are directed to vote as specified, and in their discretion on all other matters which may properly come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted FOR the Election of Directors and FOR Proposals 2, 3 and 4.

Please be sure to sign and date this Proxy in the box below.

                                   ______________________________
                                   Date


________________________           ______________________________
Shareholder sign above             Co-holder (if any) sign above

-------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage paid envelope provided.

                             JOHN WILEY & SONS, INC.


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY